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                                                              Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 3 to Registration Statement on Form S-1 (No. 333-36549) of Philip Services Corp. of our report dated April 7, 1997 relating to the combined statements of income and of cash flows of Pechiney (ISW), Inc., PPC (ISW), Inc. and Intsel Southwest Limited Partnership, which appears in such Prospectus. We also consent to the reference to us under the heading ""Experts'' in such Prospectus.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Houston, Texas
November 5, 1997